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                                                                   EXHIBIT 10.30


                              AMENDED AND RESTATED
                           LOAN FORGIVENESS AGREEMENT
                         DATED OCTOBER 11, 1996 BETWEEN
                         THE COMPANY AND E. R. PICKARD






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                                                                   EXHIBIT 10.30

                AMENDED AND RESTATED LOAN FORGIVENESS AGREEMENT


         This Agreement, which is effective this 11TH day of October, 1996, is by and between Sofamor Danek Group, Inc., an Indiana corporation with principal offices at 1800 Pyramid Place, Memphis, Tennessee 38132 (the "Company") and E.
R.  Pickard ("Pickard"),

                        WHEREAS, Pickard is the Chairman and Chief Executive
            Officer of the Company; and

                        WHEREAS, the Company loaned Pickard $1,740,000 pursuant
            to a Promissory Note dated November 30, 1990, as amended, related to the exercise of certain stock options, and $2,424,997 pursuant to various Promissory Notes, as amended, for taxes related to the exercise of those stock options (collectively, the "Loans"), which Loans have a maturity date of March 31, 2006;

                        WHEREAS, the Loans are secured by shares of the
            Company's common stock that are owned by Pickard;

                        WHEREAS, the Company and Pickard entered into a loan
            forgiveness agreement on August 26, 1991 (the "Original Agreement"), which has been, pursuant to the action of the Company's Board of Directors, amended on February 16, 1995, December 15, 1995 and October 13, 1996; and

                        WHEREAS, the Company and Pickard desire to amend the
            Original Agreement and all amendments thereto and restate them in one document.






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                 NOW, THEREFORE, in consideration of the mutual promises and obligations contained herein, and each act done in furtherance thereof, the Company and Pickard agree as follows:

             1. TERM. This Agreement shall commence as of October 11, 1996 and shall terminate on March 31, 2006.

             2. LOAN FORGIVENESS CREDIT. As used in this Agreement, "Loan Forgiveness Credit" means a reduction in the principal balance of the Loans between the Company and Pickard. During the term of this Agreement there shall accrue to Pickard, subject to the terms and conditions of this Agreement, Loan Forgiveness Credits in the amounts and on the dates set forth below:

                                DATE                         AMOUNT
                                ----                         ------
                         December 31, 1996                 $ 450,000
                         December 31, 1997                 $ 450,000
                         December 31, 1998                 $ 450,000
                         December 31, 1999                 $ 450,000
                         December 31, 2000                 $ 450,000
                         December 31, 2001                 $ 450,000
                         December 31, 2002                 $ 450,000
                         December 31, 2003                 $ 450,000
                         December 31, 2004                 $ 450,000
                         March 31, 2005                    $ 114,997

             3. VESTING OF LOAN FORGIVENESS CREDIT. Each Loan Forgiveness Credit shall vest in favor of Pickard and shall become effective if, but only if, on the date that a Loan Forgiveness Credit is accrued pursuant to the schedule set forth above in
                 Section 2 of






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                  this Agreement, the following conditions have been fully
                  satisfied: (a) Pickard shall have remained, at his sole discretion, employed by the Company, and (b) that the Company shall have met or exceeded operational performance thresholds as determined by the Company Board of Directors on an annual basis.

         4. CHANGE OF CONTROL. In the event of a change of control or a threatened change of control in the Company, any Loan Forgiveness Credit which has not accrued to and vested in Pickard shall immediately vest upon the Change of Control and the Company shall further pay to Pickard an amount equal to cover any applicable taxes, interest, penalties and charges, including without limitation, any interest and penalties related in any way to the vesting of the Loan Forgiveness Credits, together with any payments to Pickard necessary to make the Loan Forgiveness tax neutral to Pickard.

                          For purposes of this Section 4 the terms "Change of
                  Control" and "Threatened Change of Control" shall have the same definitions as those terms have and are used in Section 10 of the Company's Long Term Incentive Plan as of the effective date of this Agreement.

         5. ADDITIONAL COMPENSATION TO PICKARD. In connection with this agreement the Company shall also continue to pay to Pickard, as further compensation, a full tax gross up equal to Pickard's personal tax liabilities resulting from (1) any and all Loan Forgiveness Credits, and (2) the tax gross up payments

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                          resulting therefrom. The Company shall also continue
                          to pay to Pickard, as additional compensation, an amount equal to the amount of interest due on the loans, plus a full tax gross up equal to Pickard's personal tax liabilities resulting from (1) such additional compensation, and (2) the tax gross up payments resulting therefrom. The purpose of this
                          Section 5 is that all payments made by the Company to Pickard and any and all Loan Forgiveness Credits vested in Pickard shall be tax neutral for Pickard.

                 6. EXTENSION OF OPTION LOAN TERM. All appropriate action necessary shall be taken to cause the term of the Loans to be extended and make terminus with the term of this Agreement.

                 7. ENTIRE AGREEMENT; AMENDMENT AND MODIFICATIONS. This Agreement contains the entire agreement of the Parties and supersedes any prior understandings and agreements between the Company and Pickard with respect to the subject matter of this Agreement. It may not be changed orally, but only by agreement in writing, signed by both the Company and Pickard.

                 8. RIGHT TO TERMINATE EMPLOYMENT. Nothing contained in this Agreement shall restrict the right of the Company to terminate the employment of Pickard at any time.

                 9. BINDING EFFECT. This Agreement shall adhere to the benefit of and be binding upon the parties hereto and the respective heirs, executors, administrators, successors and assigns.






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         10.      ENTIRE AGREEMENT. This Agreement supersedes and replaces the
                  Original Agreement and all amendments thereto.

         11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee.

         IN WITNESS WHEREOF, the Company and Pickard have executed this Amended and Restated Loan Forgiveness Agreement as of October 11, 1996.


E. R. Pickard                         Sofamor Danek Group, Inc.



  /s/  E. R. Pickard                  By:   /s/ James J. Gallogly
----------------------------------         ---------------------------------
                                           James J. Gallogly
                                           President & Chief Operating Officer